Dauch Reports Fourth Quarter and Full Year 2025 Financial Results

Delivers Solid Full Year 2025 Operating Cash Flow

DETROIT, February 13, 2026 -- Dauch Corporation ("Dauch") (NYSE: DCH; LSE: DCH) today reported its financial results for the fourth quarter and full year 2025.
Fourth Quarter 2025 Results
•Sales of $1.38 billion
•Net loss of $(75.3) million, or (5.4)% of sales
•Adjusted EBITDA of $169.0 million, or 12.2% of sales
•Loss per share of $(0.63); Adjusted earnings per share of $0.07
•Net cash provided by operating activities of $120.5 million; Adjusted free cash flow of $70.1 million
Full Year 2025 Results
•Sales of $5.84 billion
•Net loss of $(19.7) million, or (0.3)% of sales
•Adjusted EBITDA of $743.2 million, or 12.7% of sales
•Loss per share of $(0.17); Adjusted earnings per share of $0.53
•Net cash provided by operating activities of $411.6 million; Adjusted free cash flow of $213.0 million

“We delivered strong fourth-quarter and full year Adjusted EBITDA margin growth, reflecting solid performance,” said Dauch’s Chairman and Chief Executive Officer, David C. Dauch. “With the exciting close of the transformational acquisition, we warmly welcome the Dowlais team, and together, we will focus on generating robust value as a premier global Driveline and Metal Form supplier.”

The company's sales in the fourth quarter of 2025 were $1.38 billion, flat year over year compared to the fourth quarter of 2024. For full year 2025, sales were $5.84 billion as compared to $6.12 billion for full year 2024.

The company's net loss in the fourth quarter of 2025 was $(75.3) million, or $(0.63) per share, as compared to net loss of $(13.7) million, or $(0.12) per share in the fourth quarter of 2024. Net loss for full year 2025 was $(19.7) million, or $(0.17) per share, as compared to net income of $35.0 million, or $0.29 per share, for full year 2024. The company's Adjusted earnings per share in the fourth quarter of 2025 was $0.07 as compared to Adjusted loss per share of $(0.06) in the fourth quarter of 2024. Adjusted earnings per share for full year 2025 was $0.53 as compared to Adjusted earnings per share of $0.51 for full year 2024.

In the fourth quarter of 2025, the company's Adjusted EBITDA was $169.0 million, or 12.2% of sales, as compared to $160.8 million, or 11.6% of sales, in the fourth quarter of 2024. For full year 2025, Adjusted EBITDA was $743.2 million, or 12.7% of sales, as compared to $749.2 million, or 12.2% of sales, in 2024.

The company's net cash provided by operating activities for the fourth quarter of 2025 was $120.5 million as compared to $151.2 million for the fourth quarter of 2024. Net cash provided by operating activities for full year 2025 was $411.6 million as compared to $455.4 million for full year 2024.

The company's Adjusted free cash flow for the fourth quarter of 2025 was $70.1 million as compared to $79.2 million for the fourth quarter of 2024. Adjusted free cash flow for full year 2025 was $213.0 million as compared to $230.3 million for full year 2024.

Dauch's 2026 Financial Outlook
Dauch's full year 2026 financial targets which include a partial year contribution from Dowlais (as of February 3 close) are as follows:
•Sales in the range of $10.3 - $10.7 billion.
•Adjusted EBITDA in the range of $1.3 - 1.4 billion.
•Adjusted EBITDA includes synergy benefits of $50 - $75 million, equating to a run rate of greater than $100 million by the end of year one.
•Equity income from our China JV (which is included in Adjusted EBITDA) in the range of $65 - $75 million.
•Adjusted free cash flow in the range of $235 - $325 million.
•Capital expenditures in the range of 4.5% to 5% of sales.
•Restructuring cash payments of $110 - $150 million.
•Synergy implementation cash payments of $100 - $125 million.

These targets are based on the following assumptions for 2026:
•Production outlook:

North America	Europe	China	Global
~15.0 million	~16.9 million	~32.7 million	~92.6 million
•Production estimates of key programs that we support.
•No changes to USMCA and mitigation of a majority of incremental tariff costs.
•Based on preliminary estimate of impacts of IFRS to U.S. GAAP conversion for partial year contribution from Dowlais.

Fourth Quarter 2025 Conference Call Information
A conference call to review Dauch's fourth quarter results is scheduled today at 10:00 a.m. ET. Interested participants may listen to the live conference call by logging onto Dauch's investor web site at www.dauch.com or calling (877) 883-0383 from the United States or (412) 902-6506 from outside the United States with access code 1164659. A replay will be available one hour after the call is complete until February 20, 2026 by dialing (855) 669-9658 from the United States or (412) 317-0088 from outside the United States. When prompted, callers should enter replay access code 5771070.

Non-GAAP Financial Information
In addition to the results reported in accordance with accounting principles generally accepted in the United States of America (GAAP) included within this press release, Dauch has provided certain information, which includes non-GAAP financial measures such as Adjusted EBITDA, Adjusted earnings per share and Adjusted free cash flow. Such information is reconciled to its most directly comparable GAAP measure in accordance with Securities and Exchange Commission rules and is included in the attached supplemental data.

Certain of the forward-looking financial measures included in this earnings release are provided on a non-GAAP basis. A reconciliation of non-GAAP forward-looking financial measures to the most directly comparable forward-looking financial measures calculated and presented in accordance with GAAP has been provided. The amounts in these reconciliations are based on our current estimates and actual results may differ materially from these forward-looking estimates for many reasons, including potential event driven transactional and other non-core operating items and their related effects in any future period, the magnitude of which may be significant.

Management believes that these non-GAAP financial measures are useful to management, investors, and banking institutions in their analysis of Dauch's business and operating performance. Management also uses this information for operational planning and decision-making purposes.

Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measure. Additionally, non-GAAP financial measures as presented by Dauch may not be comparable to similarly titled measures reported by other companies.

Definition of Non-GAAP Financial Measures
Dauch defines Adjusted earnings (loss) per share to be diluted earnings (loss) per share excluding the impact of impact of restructuring and acquisition-related costs, debt refinancing and redemption costs, gains or losses on equity securities, pension curtailment and settlement charges, impairment charges, gain or losses on the derivative associated with our Business Combination with Dowlais, net interest on debt held in escrow, and non-recurring items, including the tax effect thereon.

Dauch defines EBITDA to be earnings before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding the impact of restructuring and acquisition-related costs, debt refinancing and redemption costs, gain or losses on the derivative associated with our Business Combination with Dowlais, interest income on debt held in escrow, gains or losses on equity securities, pension curtailment and settlement charges, impairment charges and non-recurring items.

Dauch defines free cash flow to be net cash provided by operating activities less capital expenditures net of proceeds from the sale of property, plant and equipment and government grants. Adjusted free cash flow is defined as free cash flow excluding the impact of cash payments for restructuring and acquisition-related costs and interest income on debt held in escrow.

Company Description
Dauch Corporation is a premier Driveline and Metal Forming supplier serving the global automotive industry with a powertrain-agnostic product portfolio that supports electric, hybrid, and internal combustion vehicles. The company is headquartered in Detroit, MI, with operations that span 24 countries and more than 175 locations. Formed through the acquisition of Dowlais Group plc and its subsidiaries - GKN Automotive and GKN Powder Metallurgy, Dauch unites deep engineering roots with global manufacturing capabilities and an entrepreneurial spirit to move mobility forward. Visit www.dauch.com to learn more.

Forward-Looking Statements
In this earnings release, we make statements concerning our expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and relate to trends and events that may affect our future financial position and operating results. The terms such as “will,” “may,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “project,” "target," and similar words or expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and may differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: global economic conditions, including the impact of inflation, recession or recessionary concerns, or slower growth in the markets in which we operate; reduced purchases of our products by General Motors Company (GM), Ford Motor Company (Ford), Stellantis N.V. (Stellantis) or other customers; reduced demand for our customers' products (particularly light trucks and sport utility vehicles (SUVs) produced by GM, Ford and
Stellantis); our ability to consummate strategic initiatives and successfully integrate acquisitions and joint ventures; our ability to respond to changes in technology, increased competition or pricing pressures; our ability to develop and produce new products that reflect market demand; lower-than-anticipated market acceptance of new or existing products; our ability to attract new customers and programs for new products; risks inherent in our global operations (including tariffs and the potential consequences thereof to us, our suppliers, and our customers and their suppliers, adverse changes in trade agreements, such as the United States-Mexico-Canada Agreement (USMCA), compliance with customs and trade regulations, immigration policies, political stability or geopolitical conflicts, taxes and other law changes, potential disruptions of production and supply, and currency rate fluctuations); supply shortages and the availability of natural gas or other fuel and utility sources in certain regions, labor shortages, including increased labor costs, or price increases in raw material and/or freight, utilities or other operating supplies for us or our customers as a result of pandemic or epidemic illness, geopolitical conflicts, natural disasters or otherwise; a significant disruption in operations at one or more of our key manufacturing facilities; risks inherent in transitioning our business from internal combustion engine vehicle products to hybrid and electric vehicle products; our ability to realize the expected revenues from our new and incremental business backlog; negative or unexpected tax consequences, including those resulting from tax litigation; risks related to a failure of our information technology systems and networks, including cloud-based applications, and risks associated with current and emerging technology threats, and damage from computer viruses, unauthorized access, cyber attacks, including increasingly sophisticated cyber attacks incorporating use of artificial intelligence, and other similar disruptions; our suppliers', our customers' and their suppliers' ability to maintain satisfactory labor relations and avoid or minimize work stoppages; cost or availability of financing for working capital, capital expenditures, research and development (R&D) or other general corporate purposes including acquisitions, as well as our ability to comply with financial covenants; our customers' and suppliers' availability of financing for working capital, capital expenditures, R&D or other general corporate purposes; an impairment of our goodwill, other intangible assets, or long-lived assets if our business or market conditions indicate that the carrying values of those assets exceed their fair values; liabilities arising from warranty claims, product recall or field actions, product liability and legal proceedings to which we are or may become a party, or the impact of product recall or field actions on our customers; our ability or our customers' and suppliers' ability to successfully launch new product programs on a timely basis; risks of environmental issues, including impacts of climate-related events, that could result in unforeseen issues or costs at our facilities, or risks of noncompliance with environmental laws and regulations, including reputational damage; our ability to maintain satisfactory labor relations and avoid work stoppages; our ability to achieve the level of cost reductions required to sustain global cost competitiveness or our ability to recover certain cost increases from our customers; price volatility in, or reduced availability of, fuel; our ability to protect our intellectual property and successfully defend against assertions made against us; adverse changes in laws, government regulations or market conditions affecting our products or our customers'

products; our ability or our customers' and suppliers' ability to comply with regulatory requirements and the potential costs of such compliance; changes in liabilities arising from pension and other postretirement benefit obligations; our ability to attract and retain qualified personnel in key positions and functions; and other unanticipated events and conditions that may hinder our ability to compete. It is not possible to foresee or identify all such factors and we make no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date hereof that may affect the accuracy of any forward-looking statement.
# # #

For more information:
Investor Contact
David H. Lim
Head of Investor Relations
(313) 758-2006
david.lim@aam.com

Media Contact
Christopher M. Son
Vice President, Marketing & Communications
(313) 758-4814
chris.son@aam.com

Or visit the Dauch website at www.dauch.com.

DAUCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
	(in millions, except per share data)

Net sales	$1,383.9	$1,380.8	$5,836.7	$6,124.9

Cost of goods sold	1,243.0	1,226.5	5,132.2	5,383.5

Gross profit	140.9	154.3	704.5	741.4

Selling, general and administrative expenses	98.5	89.0	389.0	387.1

Amortization of intangible assets	20.4	20.8	81.8	82.9

Impairment charges	—	—	8.0	12.0

Restructuring and acquisition-related costs	55.8	8.3	113.4	18.0

Operating income (loss)	(33.8)	36.2	112.3	241.4

Interest expense	(72.4)	(43.9)	(201.1)	(186.0)

Interest income	21.6	6.6	39.8	28.1

Other income (expense):
Debt refinancing and redemption costs	(2.9)	(0.1)	(6.2)	(0.6)
Gain on Business Combination Derivative	0.7	—	52.9	—
Loss on equity securities	—	—	—	(0.1)
Other income (expense), net	1.5	(5.7)	3.8	(20.0)

Income (loss) before income taxes	(85.3)	(6.9)	1.5	62.8

Income tax expense (benefit)	(10.0)	6.8	21.2	27.8

Net income (loss)	$(75.3)	$(13.7)	$(19.7)	$35.0

Diluted earnings (loss) per share	$(0.63)	$(0.12)	$(0.17)	$0.29

DAUCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31, 2025	December 31, 2024
	(in millions)
ASSETS
Current assets
Cash and cash equivalents	$708.9	$552.9
Restricted cash	1,496.6	—
Accounts receivable, net	733.0	709.1
Inventories, net	466.4	442.5
Prepaid expenses and other	230.1	152.2
Current assets held-for-sale	—	58.1
Total current assets	3,635.0	1,914.8

Property, plant and equipment, net	1,591.5	1,622.8
Deferred income taxes	235.9	199.5
Goodwill	174.4	172.0
Other intangible assets, net	375.2	456.7
GM postretirement cost sharing asset	116.0	111.7
Operating lease right-of-use assets	122.3	110.3
Other assets and deferred charges	419.9	472.1
Total assets	$6,670.2	$5,059.9

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$10.4	$47.9
Accounts payable	718.3	700.5
Accrued compensation and benefits	254.9	193.0
Deferred revenue	38.5	14.2
Current portion of operating lease liabilities	24.7	22.8
Accrued expenses and other	187.2	172.4
Current liabilities held-for-sale	—	24.4
Total current liabilities	1,234.0	1,175.2

Long-term debt, net	4,039.1	2,576.9
Deferred revenue	33.9	37.0
Deferred income taxes	9.1	11.8
Long-term portion of operating lease liabilities	100.1	89.9
Postretirement benefits and other long-term liabilities	614.0	606.3
Total liabilities	6,030.2	4,497.1

Total stockholders' equity	640.0	562.8
Total liabilities and stockholders' equity	$6,670.2	$5,059.9

DAUCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
	(in millions)
Operating activities
Net income (loss)	$(75.3)	$(13.7)	$(19.7)	$35.0
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	117.5	115.4	459.5	469.7
Other	78.3	49.5	(28.2)	(49.3)
Net cash provided by operating activities	120.5	151.2	411.6	455.4

Investing activities
Purchases of property, plant and equipment	(65.8)	(78.0)	(256.5)	(248.0)
Proceeds from sale of property, plant and equipment	0.3	0.4	5.6	4.0
Acquisition of business, net of cash acquired	(0.6)	(0.6)	(2.5)	(7.3)
Proceeds from sale of business, net	6.3	—	64.4	—
Proceeds from disposition of affiliates	—	—	30.1	—
Proceeds from government grants	—	—	—	2.0
Other	(1.5)	(2.4)	(10.7)	(5.5)
Net cash used in investing activities	(61.3)	(80.6)	(169.6)	(254.8)

Financing activities
Net debt activity	1,421.3	(56.2)	1,403.7	(150.1)
Other	9.7	6.0	(8.2)	(6.1)
Net cash provided by (used in) financing activities	1,431.0	(50.2)	1,395.5	(156.2)

Effect of exchange rate changes on cash	1.2	(10.0)	15.1	(11.4)

Net increase in cash, cash equivalents, and restricted cash	1,491.4	10.4	1,652.6	33.0

Cash, cash equivalents, and restricted cash at beginning of period	714.1	542.5	552.9	519.9

Cash, cash equivalents, and restricted cash at end of period	$2,205.5	$552.9	$2,205.5	$552.9

DAUCH CORPORATION
SUPPLEMENTAL DATA
(Unaudited)
The supplemental data presented below is a reconciliation of certain financial measures which is intended to facilitate analysis of Dauch Corporation business and operating performance.
Earnings before interest expense, income taxes and depreciation and amortization (EBITDA) and Adjusted EBITDA(a)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
	(in millions)

Net income (loss)	$(75.3)	$(13.7)	$(19.7)	$35.0
Interest expense	72.4	43.9	201.1	186.0
Income tax expense (benefit)	(10.0)	6.8	21.2	27.8
Depreciation and amortization	117.5	115.4	459.5	469.7
EBITDA	104.6	152.4	662.1	718.5
Restructuring and acquisition-related costs	55.8	8.3	113.4	18.0
Debt refinancing and redemption costs	2.9	0.1	6.2	0.6
Impairment charges	—	—	8.0	12.0
Loss on equity securities	—	—	—	0.1
Gain on Business Combination Derivative	(0.7)	—	(52.9)	—
Interest income on debt held in escrow	(13.6)	—	(13.6)	—
Non-recurring items:
Impact of EV cancellation settlement	20.0	—	20.0	—
Adjusted EBITDA	$169.0	$160.8	$743.2	$749.2

Adjusted earnings (loss) per share(b)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Diluted earnings (loss) per share	$(0.63)	$(0.12)	$(0.17)	$0.29
Restructuring and acquisition-related costs	0.45	0.07	0.92	0.14
Debt refinancing and redemption costs	0.02	—	0.05	0.01
Impairment charges	—	—	0.06	0.10
Gain on Business Combination Derivative	(0.01)	—	(0.43)	—
Net interest on debt held in escrow	0.11	—	0.11	—
Non-recurring items:
Impact of EV cancellation settlement	0.16	—	0.16	—
Tax impact from enactment of tax law	0.03	—	(0.15)	—
Tax effect of adjustments	(0.06)	(0.01)	(0.02)	(0.03)
Adjusted earnings (loss) per share	$0.07	$(0.06)	$0.53	$0.51
Adjusted earnings (loss) per share are based on weighted average diluted shares outstanding of 124.4 million and 117.6 million for the three months ended December 31, 2025 and 2024 respectively, and 123.8 million and 121.9 million for the twelve months ended December 31, 2025 and 2024, respectively.

DAUCH CORPORATION
SUPPLEMENTAL DATA
(Unaudited)
The supplemental data presented below is a reconciliation of certain financial measures which is intended to facilitate analysis of Dauch Corporation business and operating performance.

Free cash flow and Adjusted free cash flow(c)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
	(in millions)
Net cash provided by operating activities	$120.5	$151.2	$411.6	$455.4
Capital expenditures net of proceeds from the sale of property, plant and equipment and from government grants	(65.5)	(77.6)	(250.9)	(242.0)
Free cash flow	55.0	$73.6	160.7	213.4
Cash payments for restructuring and acquisition-related costs	28.7	5.6	65.9	16.9
Interest income on debt held in escrow	(13.6)	—	(13.6)	—
Adjusted free cash flow	$70.1	$79.2	$213.0	$230.3

Segment Financial Information

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
	(in millions)
Segment Sales
Driveline	$971.0	$979.6	$4,062.0	$4,253.3
Metal Forming	551.0	520.6	2,320.2	2,414.3
Total Sales	1,522.0	1,500.2	6,382.2	6,667.6
Intersegment Sales	(138.1)	(119.4)	(545.5)	(542.7)
Net External Sales	$1,383.9	$1,380.8	$5,836.7	$6,124.9

Segment Adjusted EBITDA(a)
Driveline	$132.2	$133.3	$563.2	$578.2
Metal Forming	36.8	27.5	180.0	171.0
Total Segment Adjusted EBITDA	$169.0	$160.8	$743.2	$749.2

Full Year 2026 Financial Outlook

	Adjusted EBITDA
	Low End	High End
	(in millions)
Net income	$(130)	$(60)
Interest expense	350	350
Income tax expense	(55)	(25)
Depreciation and amortization	850	850
Full year 2026 targeted EBITDA	1,015	1,115
Acquisition related costs	65	65
Restructuring costs	120	120
Synergy integration costs	115	115
Other	(15)	(15)
Full year 2026 targeted Adjusted EBITDA	$1,300	$1,400

	Adjusted Free Cash Flow
	Low End	High End
	(in millions)
Net cash provided by operating activities	$385	$410
Capital expenditures net of proceeds from the sale of property, plant and equipment	(500)	(500)
Full year 2026 targeted Free Cash Flow	(115)	(90)
Cash payments for acquisition costs	140	140
Subtotal	25	50
Cash payments for restructuring costs	110	150
Cash payments for synergy integration costs	100	125
Full year 2026 targeted Adjusted Free Cash Flow	$235	$325

___________
(a)We define EBITDA to be earnings before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding the impact of restructuring and acquisition-related costs, debt refinancing and redemption costs, gain or losses on the derivative associated with our Business Combination with Dowlais, interest income on debt held in escrow, gains or losses on equity securities, pension curtailment and settlement charges, impairment charges and non-recurring items. We believe that EBITDA and Adjusted EBITDA are meaningful measures of performance as they are commonly utilized by management and investors to analyze operating performance and entity valuation. Our management, the investment community and the banking institutions routinely use EBITDA and Adjusted EBITDA, together with other measures, to measure our operating performance relative to other Tier 1 automotive suppliers. We also use Segment Adjusted EBITDA as the measure of earnings to assess the performance of each segment and determine the resources to be allocated to the segments. EBITDA and Adjusted EBITDA are also key metrics used in our calculation of incentive compensation. EBITDA and Adjusted EBITDA should not be construed as income from operations, net income or cash flow from operating activities as determined under GAAP. Other companies may calculate EBITDA and Adjusted EBITDA differently.

(b)We define Adjusted earnings (loss) per share to be diluted earnings (loss) per share excluding the impact of impact of restructuring and acquisition-related costs, debt refinancing and redemption costs, gains or losses on equity securities, pension curtailment and settlement charges, impairment charges, gain or losses on the derivative associated with our Business Combination with Dowlais, net interest on debt held in escrow, and non-recurring items, including the tax effect thereon. We believe Adjusted earnings (loss) per share is a meaningful measure as it is commonly utilized by management and investors in assessing ongoing financial performance that provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of core operating performance and which may obscure underlying business results and trends. Other companies may calculate Adjusted earnings (loss) per share differently.

(c)    We define free cash flow to be net cash provided by operating activities less capital expenditures net of proceeds from the sale of property, plant and equipment and government grants. Adjusted free cash flow is defined as free cash flow excluding the impact of cash payments for restructuring and acquisition-related costs and interest income on debt held in escrow. We believe free cash flow and Adjusted free cash flow are meaningful measures as they are commonly utilized by management and investors to assess our ability to generate cash flow from business operations to repay debt and return capital to our stockholders. Free cash flow and Adjusted free cash flow are also key metrics used in our calculation of incentive compensation. Other companies may calculate free cash flow and Adjusted free cash flow differently.